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                                                                    EXHIBIT 10.2

                                    GTx, INC.
                             2000 STOCK OPTION PLAN

         1. PURPOSE.

         (a) The purpose of the GTx, Inc. 2000 Stock Option Plan (the "Plan") is to provide a means by which selected key employees and directors (if declared eligible under paragraph 4) of GTx, Inc. (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to benefit from increases in value of the stock of the Company. The Plan will be effected solely through the granting of nonstatutory stock options.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424 (e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         (c) The Company, by means of the Plan, seeks to retain and reward the services of persons now or later employed by or serving as directors of the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         2. ADMINISTRATION.

         (a) The Plan shall be administered by a Committee appointed by the Board of Directors of the Company composed of not fewer than 3 members, (the "Committee").

         (b) The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan and to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board of Directors:

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                  (i)      To determine from time to time which of the persons
                  eligible under the Plan shall be granted nonqualified stock options ("Option Awards") and the number of shares with respect to which Option Awards shall be granted to each such person.

                  (ii) To construe and interpret the Plan and Option Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iii)    To amend the Plan as provided in paragraph 11.

                  (iv) Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company.

         (c) The Board of Directors may abolish the Committee at any time and revest in the Board of Directors the administration of the Plan.

         3. SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Option Awards granted under the Plan shall not exceed in the aggregate Twelve Thousand Seven Hundred Fifty (12,750) shares of the Company's common stock. If any option or right granted under the Plan shall for any reason expire or

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otherwise terminate without having been exercised in full or which is settled in cash, the stock not issued under such option or right shall again become available to the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

         4. ELIGIBILITY.

         Option Awards may be granted only to directors, officers or employees of the Company or its Affiliates.

         5. TERMS OF OPTION AWARDS.

         Each Option Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

         (a) The term of any option shall be ten (10) years from the date it was granted.

         (b) The exercise price of each Option Award shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the Committee shall have the discretion to grant options to one or more persons and in such proportions and at such higher exercise price as the Committee may determine. Fair market value shall be determined by the Committee on such basis as it deems appropriate.

         (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Committee, determined either at the time of the grant or

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exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Committee.

         (d) Unless otherwise expressly stated in the option, an Option Award shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person, nor shall an Option Holder have the right or power to anticipate, accelerate, convey, assign or otherwise alienate, hypothecate, pledge or otherwise encumber any Option Award or the shares subject to the Option Award.

         (e) Shares of stock subject to any Option Award shall vest as follows: (i) one-third (1/3) of such shares shall vest on the third anniversary of the date of grant of such Option Award; (ii) an additional one-third (1/3) of such shares shall vest on the fourth anniversary of the date of grant of such Option Award; and (iii) the final one-third (1/3) of such shares shall vest on the fifth anniversary of the date of grant of such Option Award. In the case of any Option Award granted to a person using different exercise prices, this paragraph shall be applied separately to the shares granted at each option price.

         (f) Shares sold to a third party shall be subject to a thirty day right of first refusal by the Company at the same price and terms as offered by any third party pursuant to a bona fide offer, and may not be sold prior to an offer of sale to the Company on such terms. Further, shares acquired through exercise of an Option Award shall be subject to the terms and conditions

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of the Voting and Shareholder Agreement dated April 15, 1999, between the
Company and its stockholders, as amended from time to time (the "Stockholders Agreement").

         (g) In the event of a participant's termination of employment or service as a director, as applicable, by reason of voluntary retirement (at or after age sixty-five (65) or after age fifty-five with no fewer than ten (10) years of service), death, permanent and total disability, involuntary termination (other than a termination for cause but including any involuntary termination as the result of a Change in Control, as addressed in paragraph (h) below), with respect to such participant's Option Award(s) (i) the Committee may in its sole, absolute and final discretion elect to vest any or all shares not otherwise vested under the terms of the Plan, and (ii) any vested shares subject to an Option Award may be exercised within ten (10) years following the date of grant of such Option Award. In the event of an Option Award holder's employment or status as a director, as applicable, is terminated under any other circumstances, (i) any nonvested Option Award shall be forfeited immediately, and (ii) the date of such termination of employment shall be the last day on which any vested Option Award may be exercised.

         For purposes of this section, a permanent and total disability shall mean the occurrence of the following conditions: (i) the Option Award holder's physical or mental incapacity (excluding infrequent and temporary absences due to ordinary illness) of properly performing the principal functions which had been typically assigned to him by the Company, (ii) such incapacity shall exist or be expected to exist with a reasonable degree of medical certainty for more than ninety (90) days in the aggregate during any consecutive twelve (12) month period, and (iii) either the Option Award holder or the Company shall have given the other thirty (30) days written notice of intent to terminate employment or service as a director because of disability. In the event the

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Company and Option Award holder are in material disagreement regarding the
Participant's physical or mental condition, the Company shall authorize a panel of three (3) physicians selected by the Company to examine the Participant to determine conclusively, by a majority, whether the Participant is disabled for purposes of the Plan.

         For purposes of this section, a termination for cause shall mean the termination of an individual's status as an employee or director of the Company, as applicable, as the result of (i) fraud or dishonesty in connection with the business of the Company; (ii) gross negligence in the performance of duties for the Company; (iii) willful failure in carrying out duties as an employee or director; or (iv) arrest and conviction of a felony involving moral turpitude, whether or not in connection with the business of the Company; provided that
(iii) above shall not apply if the Option Award holder has been assigned by the Company to duties which are not comparable to such holder's function and compensation at the Company, or which are non-executive or demeaning assignments, or if the Company has given such participant demeaning and unreasonable pay cuts.

         (h) In the event of a Change in Control of the Company, all shares subject to all Option Awards shall become one hundred percent (100%) vested and shall be converted to cash, options or stock of equivalent value in the surviving organization under terms and condition which substantially preserve the economic status of the participants, as determined by the Committee. For purposes of this paragraph, a Change in Control shall mean:

                  i) a sale or other disposition of more than fifty percent (50%) of the issued and outstanding voting stock of the Company, in a single transaction or in a series of transactions. For such purposes, "Voting Stock" shall mean capital stock of the Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to

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vote for the election of members of the Board of Directors (or Persons performing similar functions) of the Company.

                  ii) a merger or consolidation of the Company with or into any other entity, if immediately after giving effect to such transaction more than fifty percent (50%) of the issued and outstanding Voting Stock of the surviving entity of such transaction is held by persons who are not holders of the Voting Stock immediately prior to giving effect to such transaction;

                  iii) a sale or other disposition of all or substantially all of the Company's assets in a single transaction or in a series of transactions (including, without limitation, any liquidation or dissolution of the Company).

A Change of Control shall not include any of the following events:

                  i) any transfer or issuance of stock of the Company to one or more of the Company's lenders (or to any agents or representatives thereof) in exchange for debt of the Company owed to any such lenders;

                  ii) any transfer of stock of the Company to or by any person or entity, including but not limited to one or more of the Company's lenders (or to any agents or representatives thereof), pursuant to the terms of any pledge of said stock as collateral for any loans or financial accommodations to the Company and/or its subsidiaries; or

                  iii) any transfer or issuance to any person or entity, including but not limited to one or more of the Company's lenders (or to any agents or representatives thereof), in connection with the workout or restructuring of the Company's debts to any one of the Company's lenders, including but not limited to the issuance of new stock in exchange for any equity contribution to the Company in connection with the workout or restructuring of such debt.

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                  iv)      any transfer of stock by a stockholder of the Company
which is a partnership or corporation to the partners or stockholders in such stockholder.

         (i) In the event of an initial public offering of the Company, Option Awards shall be convertible to options in shares of the newly public company, under terms and conditions which substantially preserve the rights and options of the participant. Any resulting registration of options or shares shall be effected at Company expense.

         (j) If provided in the Option Award, each Option Award shall carry the right to receive any dividend or dividend equivalent on vested shares, under such terms and conditions as may be specified in the Option Award.

         (k) Notwithstanding any other provisions of the Plan, any vested but unexercised Option Award shares shall be forfeited upon the Option Award holder's "Competition" with the Company. For this purpose, Competition shall be determined by the Committee, and shall exist if the Option Award holder directly or indirectly (i) engages or has a financial interest in, (ii) becomes an officer, employee, director, partner, advisor or consultant of or to, (iii) has an equity interest in, or (iv) in any way materially assists any person, corporation, entity or business whose existing or planned products or activities compete in whole or in part with the existing or planned products or activities of the Company. The sole fact of ownership by an Option Award holder of less than two percent (2%) of the stock of a publicly traded company which may have product lines which compete with product lines of this Company shall not be treated as Competition. Any determination by the Committee under this section shall be final and conclusive, unless overruled by the Board.

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         (l)      Notwithstanding any other provision of the Plan or any Option
Award to the contrary, any and all sales of shares to the Company or any Affiliate are contingent upon and subject to the terms and conditions of any bank loan covenants by the Company or any Affiliate.

         6. COVENANTS OF THE COMPANY.

         (a) During the term of any Option Award granted under the Plan, the Company shall keep available at all times for issuance or sale the number of shares of stock required to satisfy such Option Award.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority, if any, as may be required to issue and sell shares of stock upon grant or exercise of Option Awards under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act"), either the Plan, any Option Award granted under the Plan or any stock issued or issuable pursuant to any such Option Awards. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Option Awards unless and until such authority is obtained.

         7. USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Option Awards granted under the Plan shall constitute general funds of the Company.

         8. MISCELLANEOUS.

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         (a)      The Committee shall have the power to accelerate the time
during which an Option Award may be exercised or the time during which an option or stock acquired pursuant to an Option Award will vest, notwithstanding the provisions in the Option Award stating the time during which it may be exercised or the time during which stock acquired pursuant thereto will vest.

         (b) Neither a recipient of an Option Award nor any person to whom an Option Award is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option Award unless and until such person has satisfied all requirements for exercise of the Option Award pursuant to its terms and is thereby entitled to receive shares of stock.

         (c) Throughout the term of any Option Award granted pursuant to the Plan, the Company shall make available to the holder of such Option Award upon request, not later than one hundred twenty (120) days after the close of each fiscal year of the Company during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

         (d) Nothing in the Plan or any instrument executed or Option Award granted pursuant thereto shall confer upon any recipient any right to continue in the employ of the Company or any Affiliate or to limit the Company's right to terminate the employment or directorship of any participant with or without cause. In the event that an Option Award recipient is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment for

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purposes of his or her Option Award, and (ii) suspend or otherwise delay the time or times at which the shares subject to the Option Award would otherwise vest.

         (e) To the extent provided by the terms of any Option Award, the recipient may satisfy any federal, state or local tax withholding obligation relating to the exercise or receipt of such Option Award by any of the following means or by a combination of such means: (i) tendering a cash payment: (ii) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise or receipt of the Option Award cash or a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

         (f) In connection with each Option Award made pursuant to the Plan, the Company may require as a condition precedent to its obligation to issue or transfer shares to an eligible participant, or to evidence the removal of any restrictions on transfers or lapse of any repurchase right, that such participant make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

         (g) The Company may, as a condition of transferring any stock pursuant to the Plan, require any person who is to acquire such stock (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the

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merits and risks of acquiring the stock; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

         (h) The Committee shall determine or cause to be determined the fair market value of the stock of the Company from time to time, as required for purposes of this Plan.

         9. ADJUSTMENTS UPON CHANGES IN STOCK.

         If any change is made in the stock subject to the Plan, or subject to any Option Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Option Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Option Awards.

         10. AMENDMENT OF THE PLAN.

         (a) The Committee at any time, and from time to time, may amend the Plan subject to and within the limitations of any resolutions approved by the Board of Directors.

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         (b)      The Committee in its discretion shall determine at the time of each amendment of the Plan whether or not to submit such amendment to the Board of Directors of the Company for approval.

         (c) Rights and obligations under any Option Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option Award was granted and (ii) such person consents in writing.

         11. TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Committee may suspend or terminate the Plan at any time. No Option Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Upon the termination of the Plan, all Option Awards shall become fully vested.

         (b) Rights and obligations under any Option Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option Award was granted.

         12. EFFECTIVE DATE OF PLAN.

         The Plan shall be effective as of November 21, 2000 upon execution by the President of the Company, following approval by the Plan Committee.

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         IN WITNESS WHEREOF, the President of the Company has executed this Plan as of the 21st day of November, 2000.

                                    GTx, INC.

                                    By: /s/ Mitchell S. Steiner
                                        ----------------------------------------
                                    Title: Vice Chairman
                                           -------------------------------------
                                    APPROVED:

                                    PLAN COMMITTEE

                                    /s/ Marc S. Hanover
                                    --------------------------------------------
                                    /s/ Mitchell S. Steiner
                                    --------------------------------------------
                                    /s/ John H. Pontius
                                    --------------------------------------------

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